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                                                                   Exhibit 10.20


                       CHOICE HOTELS INTERNATIONAL, INC.
          AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     Effective as of January 1, 2001, Choice Hotels International, Inc. (the "Company") has adopted the following Amended and Restated Supplemental Executive Retirement Plan (the "Plan") for the benefit of eligible employees.

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following words and phrases shall have the meaning specified below, unless a different meaning is plainly required by the context:

     Section 1.01. "Accrued Benefit" shall mean a benefit, payable monthly in the form of a single life annuity, and equal to the product of a Participant's Final Average Salary and the Participant's Applicable Benefit Percentage.

     Section 1.02. "Applicable Benefit Percentage" shall mean the percentage computed by reference to the number of Years of Service, including portions thereof, performed by a Participant. For these purposes, the Applicable Benefit Percentage with respect to each month commencing on the Employment Date and continuing through the end of the 14th Year of Service shall be .0833% and the Applicable Benefit Percentage for each month between the first day of the 15th Year of Service and continuing through the end of the 25th Year of Service shall be .125%.

     Section 1.03. "Board of Directors" shall mean the Board of Directors of the Company (or any designated committee thereof).

     Section 1.04. "Early Retirement Date" shall meant the date upon which a Participant becomes eligible to receive vested benefits hereunder as set forth in Section 5.01(b).

     Section 1.05. "Employer" shall mean the Company, its predecessor, successors and assigns, any subsidiary authorized by the Board of Directors to participate in this Plan, and any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan.

     Section 1.06. "Employment Date" shall mean the date upon which a Participant commenced full-time employment with the Employer.

     Section 1.07. "Final Average Salary" shall mean the highest average of the monthly base salary, including any bonuses, earned in a sixty-month period out of the 120 months of employment immediately prior the Normal Retirement date, the Early Retirement Date or other date of termination of employment (as the case may be).


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     Section 1.08.  "Normal Retirement Date" shall mean the date upon which a
Participant becomes eligible to receive vested benefits hereunder as set forth in Section 5.01(a).

     Section 1.09. "Participant" shall mean any individual who has been approved as eligible to participate in the Plan pursuant to Article III hereunder.

     Section 1.10. "Termination for Cause" shall mean a termination of employment with an Employer, with respect to which there has been (i) a determination by the Board of Directors that the participant has failed on an ongoing basis to materially perform his duties to an Employer (other than as a result of his incapacity due to physical or mental illness or injury), (ii) as determination by the Board of Director's that the Participant has engaged in or has attempted to engage in conduct materially injurious to an Employee, (iii) a determination by the Board of Directors that the Participant has been convicted of or plead guilty or no contest to a felony or (iv) a determination by the Board of Directors that the Participant has failed to follow reasonable and appropriate instructions of the Board of Directors.

     Section 1.11. "Years of Service" shall mean the number of years and months between the Employment Date and (i) the Normal Retirement Date, (ii) the Early Retirement Date, or (iii) any other date of termination of employment, excluding any period during which a Participant is employed on a part-time basis by an Employer.

                                  ARTICLE II

                             ADMINISTRATION OF PLAN

     Section 2.01. The Board of Directors shall have responsibility for the administration of the Plan. Such responsibility shall include, but not be limited to, approval of individual Participants, interpretation of the Plan, and the granting of exceptions to the Plan, if any. All such determinations by the Board of Directors shall be conclusive and binding on all Participants.


                                  ARTICLE III

                            PARTICIPANT ELIGIBILITY

     Section 3.01. Participants shall be the Chief Executive Officer and his direct reports. Any other Participants must be individually submitted to, and approved by, the Board of Directors.


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                                  ARTICLE IV

                      VESTING AND CALCULATION OF BENEFIT

     Section 4.01. Participants will become fully vested upon completion of 5 Years of Service. Upon becoming fully vested, Participants will receive a monthly retirement benefit for life based upon their Accrued Benefit, determined by reference to Years of Service and Final Average Salary as shown below. The amount of the monthly benefit will be paid with no offset for benefits a Participant may receive from Social Security.

             Years of Service at                            Retirement Benefit as %
            Normal Retirement Date                          of Final Average Salary
          --------------------------                      ---------------------------
                  25 or more                                          30.0%
                      24                                              28.5%
                      23                                              27.0%
                      22                                              25.5%
                      21                                              24.0%
                      20                                              22.5%
                      19                                              21.0%
                      18                                              19.5%
                      17                                              18.0%
                      16                                              16.5%
                      15                                              15.0%
                      14                                              14.0%
                      13                                              13.0%
                      12                                              12.0%
                      11                                              11.0%
                      10                                              10.0%
                      9                                               9.0%
                      8                                               8.0%
                      7                                               7.0%
                      6                                               6.0%
                      5                                               5.0%

     Section 4.02. Retirement benefits shown in Section 4.01 above are shown as single life annuity payments. Participants may also elect upon retirement a joint and 50% survivor annuity or a ten-year certain (120 months guaranteed) payment. If other than a single life annuity payment is elected, benefit payments will be adjusted in accordance with standard actuarial tables selected by the Company.


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                                   ARTICLE V

                              PAYMENT OF BENEFITS

     Section 5.01. Participants are entitled to benefits when their employment terminates as follows:

     (a)  Normal Retirement - Participants retiring at age 65 with a minimum of
          -----------------
          5 Years of Service will start receiving monthly benefits upon the first day of the month following their retirement.
     (b)  Early Retirement - Participants with a minimum of 10 Years of Service
          ----------------
          may retire after attainment of age 55 and prior to attainment of age
          65. Benefit payments to such Participants shall start upon the first day of the month following their Early Retirement Date.
     (c)  Other Employment Termination - Participants with a minimum 5 Years of
          ----------------------------
          Service, who terminate employment from an Employer (for any reason other than a Termination for Cause) prior to attainment of age 55 and satisfaction of 10 Years of Service shall be entitled to a monetary benefit equal to their Accrued Benefit. Benefit payments to such a Participant shall commence upon the first day of the month following the Participant's 65th birthday.
     (d)  Termination for Cause.  In the event a Participant incurs a
          ---------------------
          Termination for Cause, such Participant shall forfeit the right to receive benefits under this Plan, whether or not such benefits are vested.
     (e)
     Section 5.02. Participants who desire to work past age 65, and who are allowed to do so by permission of the Company, may, at their option, be either
(i) paid benefits hereunder in accordance with Section 5.01(a) as if the Participant had retired, or (ii) have such benefits increased actuarially for each Year of Service past age 65.

     Section 5.03. All Participants at the time of retirement, as a condition of receiving any benefits hereunder, must agree that they shall not become the owner of, or an officer, director, employee or consultant of any entity which, in the opinion of the Board of Directors, is in competition with any business of the Company.

     Section 5.04.

     (a)  Death of Participant While Employed by an Employer and Death of
          ---------------------------------------------------------------
          Participant Prior to Commencement of Benefit Payment to Participant.
          -------------------------------------------------------------------
          The designated beneficiary shall receive a monthly lifetime benefit commencing within 60 days after the death of the Participant. Such monthly benefit shall be equal to the 50% survivor annuity portion of the benefit which would have been payable (i) had the Participant elected to receive his Accrued Benefit in the form of a joint and 50% survivor annuity and (ii) had the Participant been eligible to commence and had indeed elected to commence benefit payment on the day immediately prior to his death. No death benefit shall be payable hereunder in the event that the Participant had completed less than 5 Years of Service as of the date of Participant's death.

     (b)  Death After Commencement of Benefit Payment to Participant.  Upon the
          ----------------------------------------------------------
          death of a Participant after the commencement of benefit payments to the Participant hereunder, the death benefit, if any, shall be determined by reference to the form of benefit payment elected by the Participant prior to the date of death, in accordance with Section 4.02.


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                                  ARTICLE VI

                                EFFECTIVE DATE

     Section 6.01. The provisions of the original Plan covers Participants retiring on or after November 1, 1996 and before December 31, 2000. The provisions of the Amended and Restated Plan covers all Participants retiring on or after January 1, 2001. All past Years of Service for an Employer and its predecessor are recognized.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

     Section 7.01. The Company retains the right to amend and to terminate the Plan at any time provided that no such amendment shall reduce a vested Accrued Benefit otherwise earned by a Participant as of the date of such amendment. Should the Plan be terminated, Participants with at least 5 Years of Service at time of Plan termination shall be entitled to their Accrued Benefit, as defined in Article I and described in Article IV, determined on the basis of their Years of Service and Final Average Salary at the time of Plan termination. In addition, Participants who do not have at least 5 Years of Service at the time of Plan termination but who will have earned at least 5 Years of Service as of the date of their future date of termination of employment with an Employer, shall be entitled to receive their Accrued Benefits earned as of the date of the termination of the Plan. A Participant who has less than 5 Years of Service on the date of termination of the Plan and who has less than 5 Years of Service as of his future date of termination of employment with an Employer shall not be entitled to any benefits under the Plan. Payment of such benefits will not commence prior to the date such payments would have commenced had the Plan remained in effect.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.01. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan may be promulgated and adopted by the Board of Directors.

     Section 8.02. This Plan shall be interpreted and enforced in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles.

     Section 8.03. This Plan shall not be deemed to constitute an employment contract between an Employer and any Participant or to be a consideration or an inducement of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.


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